UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                         Date of Report - August 6, 2007
                        (Date of earliest event reported)

                              COMPUDYNE CORPORATION
             (Exact name of registrant as specified in its charter)

         Nevada                      0-29798              23-1408659
 (State or other jurisdiction (Commission File Number)   (IRS Employer
    of incorporation)                                  Identification Number)

              2530 Riva Road, Suite 201, Annapolis, Maryland 21401
               (Address of principal executive offices) (Zip Code)

                                 (410) 224-4415
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.
          -------------------------------------------

     On August 6, 2007, CompuDyne Corporation, a Nevada corporation ( "CompuDyne") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Gores Patriot Holdings, Inc., a Delaware corporation ("Purchaser") and Patriot Acquisition Corp., a Nevada corporation ("Merger Sub").

     Pursuant to the Merger Agreement, and subject to its terms and conditions, Merger Sub will commence a tender offer (the "Offer") to purchase and acquire all of the outstanding shares of common stock, par value $.75 per share, of CompuDyne. In the Offer, each CompuDyne stockholder will receive for each share of CompuDyne common stock validly tendered and not withdrawn $7.00 in cash, subject to any applicable withholding for taxes, without interest. Subject to certain terms and conditions set forth in the Merger Agreement, CompuDyne also gave Purchaser the option to purchase, following its acceptance for payment of shares tendered in the Offer, up to the lesser of (i) 15% of CompuDyne's common stock outstanding (assuming issuance of shares subject to the option) and (ii) the lowest number of shares of common stock that, when added to the number of shares of common stock owned by Purchaser and Merger Sub, shall constitute at least 90% of CompuDyne's common stock outstanding.

     Purchaser is controlled by an investor group consisting of affiliates of The Gores Group, LLC ("Gores") and industry executive Stuart Mackiernan. The Clearlake Capital Group, L.P. has committed to provide up to $62,000,000 of debt and equity financing to Purchaser and certain affiliates of Gores have committed to provide up to $55,000,000 in equity financing to Purchaser. In addition certain affiliates of Gores have delivered to CompuDyne a limited guaranty of Purchaser's obligation to pay certain amounts under the Merger Agreement (including the termination fee), up to a maximum amount equal to $3.5 million.

     Pursuant to the Merger Agreement, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub shall be merged with and into CompuDyne (the "Merger") and CompuDyne will continue as the surviving corporation and a wholly-owned subsidiary of Purchaser. In the Merger, the remaining stockholders of CompuDyne will also receive $7.00 for each outstanding share of CompuDyne common stock. Shares held by Purchaser, Merger Sub, or CompuDyne shall be cancelled in the Merger. All other shares held by stockholders shall automatically be converted into the right to receive the merger consideration, payable, without interest, upon the surrender of each such share.

     The obligation of Purchaser to accept for payment and pay for the shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that at least 53% of the outstanding shares of CompuDyne common stock on a fully diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn (the "Minimum Condition") and no event having a material adverse effect on CompuDyne or its business shall have occurred. The Minimum Condition may not be waived by Purchaser without the prior written consent of CompuDyne.

     Consummation of the Offer is expected to constitute a change in control under CompuDyne's equity incentive plans and convertible note indenture. Pursuant to the terms of CompuDyne's equity incentive plans, outstanding unvested stock options will accelerate upon a change in control. Holders of CompuDyne's convertible notes will continue to hold such notes following the consummation of the Offer and the Merger subject to terms of the indenture for the notes, which provides note holders with certain rights upon a change in control.

     The closing of the Merger is subject to customary closing conditions, and, depending on the number of shares held by Purchaser after its acceptance of the shares properly tendered in connection with the Offer, approval of the Merger by holders of the outstanding shares of CompuDyne common stock remaining after the completion of the Offer.

     The Merger Agreement includes customary representations, warranties and covenants of CompuDyne, Purchaser and Merger Sub. CompuDyne has agreed to operate its business in the ordinary course until the Merger is consummated. CompuDyne has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire CompuDyne and to certain restrictions on its ability to respond to any such proposal. The Merger Agreement also includes customary termination provisions for both CompuDyne and Purchaser and provides that, in connection with the termination of the Merger Agreement under specified circumstances, CompuDyne will also be required to pay Purchaser, or Purchaser will be required to pay CompuDyne, a termination fee including termination expenses, equal in the aggregate to $3,500,000.

     The representations and warranties in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Offer if the representation and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

     A copy of the Agreement and Plan of Merger is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Additional Information about the Tender Offer and Where to Find it.

     The tender offer for the outstanding common stock of CompuDyne referred to in this Current Report on Form 8-K has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell common stock of CompuDyne. The solicitation and the offer to buy shares of CompuDyne common stock will be made pursuant to an offer to purchase and related materials that Purchaser intends to file with the U.S. Securities and Exchange Commission. At the time the tender offer is commenced, Purchaser, an affiliate of The Gores Group, LLC, and Merger Sub, a wholly-owned subsidiary of Purchaser, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and CompuDyne intends to file a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the tender offer. Purchaser, Merger Sub, and CompuDyne intend to mail these documents to the stockholders of CompuDyne. These documents will contain important information about the tender offer and stockholders of CompuDyne are urged to read them carefully when they become available. Investors and stockholders of CompuDyne will be able to obtain a free copy of these documents (when they become available) and other documents filed by CompuDyne or Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials may be obtained for free by directing such requests to MacKenzie Partners Inc., attention Bob Marese, at (212) 929-5500. In addition, investors and stockholders may obtain a free copy of the solicitation/recommendation statement and such other documents (when they become available) from CompuDyne by directing requests to CompuDyne at 2530 Riva Road, Suite 201, Annapolis, Maryland 21401.

Forward-Looking Statements.

     This Current Report on Form 8-K contains "forward-looking statements." These forward-looking statements, which may include, but are not limited to, statements concerning the financial condition, results of operations and businesses of CompuDyne and the benefits expected to result from the contemplated transaction are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

     Factors that could cause actual results to differ from expectations include, among others, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement with the investor group, the risk that the conditions relating to the required minimum tender of CompuDyne shares or any required regulatory clearance might not be satisfied in a timely manner or at all, the failure to satisfy other conditions to completion of the merger, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in key employee retention as a result of the transaction, capital spending patterns of the security market and the demand for CompuDyne's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, CompuDyne's ability to secure new contracts, the ability to successfully grow CompuDyne by completing acquisitions, the ability to remain in compliance with its bank covenants, delays in government procurement processes, ability to obtain bid, payment and performance bonds on various of CompuDyne's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with
Section 404 of Sarbanes-Oxley, and general economic conditions.

Item 8.01 Other Events.
          -------------


     A copy of the press release, issued August 7, 2007, announcing the execution of the Merger Agreement, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
          ----------------------------------
      (d) Exhibits.



Exhibit No.                Description
-----------                -----------
2.1                        Agreement and Plan of Merger, dated August 6, 2007,
                           by and among CompuDyne Corporation, Gores Patriot
                           Holdings, Inc. and Patriot Acquisition Corp.

99.1 Press Release, issued August 7, 2007, relating to the execution of the Agreement and Plan of Merger by CompuDyne Corporation, Gores Patriot Holdings, Inc. and Patriot Acquisition Corp.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  August 7, 2007             CompuDyne Corporation
                                   (Registrant)



                                   By: /s/ Geoffrey F. Feidelberg
                                       -----------------------------------------
                                       Geoffrey F. Feidelberg
                                       Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
2.1               Agreement and Plan of Merger, dated August 6, 2007, by and among CompuDyne Corporation, GoresPatriot Holdings, Inc. and
                  Patriot Acquisition Corp.

99.1 Press Release, issued August 7, 2007, relating to the execution of the Agreement and Plan of Merger by CompuDyne Corporation, Gores Patriot Holdings, Inc. and Patriot Acquisition Corp.